UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 1, 2026, VisionWave Holdings, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Meeting”) virtually at https://www.cstproxy.com/vwav/2026. At the Meeting, the Company’s stockholders voted on the ten proposals described in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on or about July 23, 2026.

As of the record date of July 13, 2026, there were 27,582,069 shares of the Company’s common stock outstanding and entitled to vote at the Meeting. A quorum was present at the Meeting, with holders of 22,489,462 shares (approximately 82% of the outstanding shares) represented in person (virtually) or by proxy.

The final voting results for each proposal, as certified by the Inspector of Election, are as follows:

Proposal 1 – Approval of the Company’s 2026 Omnibus Equity Incentive Plan, including the reservation of 7,000,000 shares of the Company’s common stock for issuance thereunder.

	FOR	AGAINST	ABSTAIN	Broker Non-vote
Proposal No. 1	18,319,752	340,029	39,344	3,790,337

Proposal 1 was approved.

Proposal 2 – Election of nine (9) directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

Nominee	FOR	WITHHELD	Broker Non-vote
Douglas Davis	18,530,624	168,501	3,790,337
Eric T. Shuss	18,529,524	169,601	3,790,337
Haggai Ravid	18,522,995	176,130	3,790,337
Mansour Khatib	18,523,459	175,666	3,790,337
Shayna Quinn	18,525,317	173,808	3,790,337
Atara Dzikowski	18,523,186	175,939	3,790,337
Chuck Hansen	18,530,197	168,928	3,790,337
Judit Nagypal	18,524,656	174,469	3,790,337
Daniel Ollech	18,528,506	170,619	3,790,337

Each of the nine nominees was elected to serve as a director of the Company.

Proposal 3 – Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

	FOR	AGAINST	ABSTAIN	Broker Non-vote
Proposal No. 3	18,339,177	295,726	64,222	3,790,337

Proposal 3 was approved, on a non-binding advisory basis.

Proposal 4 – Ratification of the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026.

	FOR	AGAINST	ABSTAIN	Broker Non-vote
Proposal No. 4	22,199,678	248,218	41,566	0

Proposal 4 was approved.

Proposal 5 – Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at a ratio of up to one-for-two hundred fifty (1-for-250), with the exact ratio and the timing of effectiveness to be determined by the Board of Directors in its discretion at any time on or prior to December 31, 2027.

	FOR	AGAINST	ABSTAIN	Broker Non-vote
Proposal No. 5	21,128,067	1,285,340	76,055	0

Proposal 5 was approved.

Proposal 6 – Approval, for purposes of Nasdaq Listing Rule 5635, of the issuance of up to 7,000,000 shares of the Company’s common stock to Adrian Holdings S.R.L. in connection with the QuantumSpeed asset acquisition.

	FOR	AGAINST	ABSTAIN	Broker Non-vote
Proposal No. 6	18,448,619	197,727	52,779	3,790,337

Proposal 6 was approved.

Proposal 7 – Approval, for purposes of Nasdaq Listing Rule 5635, of the issuance of up to 3,500,000 shares of the Company’s common stock to Dream America Marketing Services, Ltda. in connection with the xClibre asset acquisition.

	FOR	AGAINST	ABSTAIN	Broker Non-vote
Proposal No. 7	18,446,617	222,058	30,450	3,790,337

Proposal 7 was approved.

Proposal 8 – Approval, for purposes of Nasdaq Listing Rule 5635, of the issuance of an initial 1,872,659 shares of the Company’s common stock to SaverOne 2014 Ltd and its management under the Exchange Agreement, and additional shares of common stock pursuant to the value protection mechanism described therein.

	FOR	AGAINST	ABSTAIN	Broker Non-vote
Proposal No. 8	18,392,029	271,512	35,584	3,790,337

Proposal 8 was approved.

Proposal 9 – Approval, for purposes of Nasdaq Listing Rule 5635, of the issuance of shares of the Company’s common stock to BladeRanger Ltd. and its designees under the Solar Drone Agreement in connection with the Company’s acquisition of Solar Drone Ltd., consisting of 1,500,000 shares issued as consideration and an indeterminate number of shares issuable upon exercise of related prefunded warrants.

	FOR	AGAINST	ABSTAIN	Broker Non-vote
Proposal No. 9	18,433,378	239,987	25,760	3,790,337

Proposal 9 was approved.

Proposal 10 – Approval, for purposes of Nasdaq Listing Rule 5635, of the issuance of shares of the Company’s common stock to Foresight Autonomous Holdings Ltd. (“Foresight”) in connection with a Securities Exchange Agreement pursuant to which the Company will acquire, in two stages, newly issued ordinary shares of Foresight representing 52% of Foresight’s issued and outstanding share capital.

	FOR	AGAINST	ABSTAIN	Broker Non-vote
Proposal No. 10	1,237,291	17,423,131	38,703	3,790,337

Proposal 10 was not approved.

No other matters were presented for a vote at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2026

VisionWave Holdings, Inc.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer